SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                              Amendment No. 1

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

               WANDERLUST INTERACTIVE, INC.
     (Name of Registrant as Specified In Its Charter)

                    RICHARD S. KALIN
(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

WANDERLUST INTERACTIVE, INC.
(a Delaware Corporation)

                   __________________________________

                      Notice of 1998 Annual Meeting
                       of Shareholders to be held
                      at 10:00 A.M. on May 12, 1998
                   __________________________________


To the Shareholders of
WANDERLUST INTERACTIVE, INC.

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Meeting") of WANDERLUST INTERACTIVE, INC. (the "Company") will be held on May 12, 1998 at 10:00 A.M. at the offices of the Company, 5301 Beethoven Street, Los Angeles, California, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

   1.  Election of three directors;

   2.  Approval to change the Company's name to Adrenalin
       Interactive, Inc.;

   3. Approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 20,000,000 shares and to concurrently effect a 3-for-1 reverse stock split in respect of each of the Company's issued and outstanding shares of Common Stock; and

   4. Such other matters as may properly come before the Meeting.

      The Board of Directors has fixed April 2, 1998, at the close of business, as the record date for the determination of shareholders entitled to vote at the Meeting, and only holders of shares of Common Stock of the Company of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of shareholders entitled to vote at the Meeting shall be available for examination by any shareholder, for any purpose germane to the Meeting, during ordinary business hours from April 13, 1998 until the Meeting at the offices of the Company. The list will also be available at the Meeting.

     Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.


By Order of the Board of Directors,



                        Jay Smith III, Secretary


   Date: April 10, 1998

   Requests for additional copies of the proxy materials and the Company's Annual Report to Shareholders for its fiscal year ended June 30, 1997 should be addressed to Shareholder Relations, Wanderlust Interactive, Inc., 5301 Beethoven Street, Los Angeles, California 90066. Materials will be furnished without charge to any shareholder requesting it.

WANDERLUST INTERACTIVE, INC.
5301 Beethoven Street
Los Angeles, California 90066

Proxy Statement



      The enclosed proxy is solicited by the management of Wanderlust
Interactive, Inc. (the "Company") in connection with the Company's
1998 Annual Meeting of Shareholders (the "Meeting") to be held on May 12, 1998 at 10:00 A.M. at the Company, 5301 Beethoven Street, Los Angeles, California, and any adjournment thereof. The Board of
Directors has set April 2, 1998 as the record date for the determination of shareholders entitled to vote at the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

The proxy will be voted in accordance with your directions as to:

   (1) The election of the persons listed herein as directors of the Company;

   (2) Approval to change the Company's name to Adrenalin
       Interactive, Inc.;

      (3) Approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 20,000,000 shares and to concurrently effect a 3-for-1 reverse stock split in respect of each of the Company's issued and outstanding shares of Common Stock; and

   (4) Such other matters as may properly come before the Meeting.

In the absence of direction, the proxy will be voted in favor of management's proposals.

     The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, which represent an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the costs of supplying necessary additional copies of the solicitation materials and the Company's Annual Report to Shareholders for its fiscal year ended June 30, 1997 ("Fiscal 1997")(the "1997 Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such record holders for completing the mailing of such materials and 1997 Annual Reports to such beneficial owners.

        Only shareholders of record of the Company's 6,864,589 shares of Common Stock outstanding at the close of business on April 2, 1998 will be entitled to vote. Each share of Common Stock is entitled to one vote. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum. This proxy statement, the attached notice of meeting, the enclosed form of proxy and the 1997 Annual Report are being mailed to shareholders on or about April 10, 1998.


                         1.  ELECTION OF DIRECTORS

     Three directors are to be elected by a majority of the votes cast at the Meeting, each to hold office until the next annual meeting of shareholders and until his respective successor is elected and qualified. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:

               Jay Smith III
               Thomas A. Schultz
               Robert A. D. Wilson

     Management has no reason to believe that any nominee will be unable to serve. In the event that any nominee becomes unavailable, the proxies may be voted for the election of such other person or persons who may be designated by the Board of Directors.

     The following table sets forth certain information as to the persons nominated for election as directors of the Company at the Meeting, all of whom are presently directors of the Company:

                                  Position
                                  with the         Director
Name             Age              Company           Since

Jay Smith III     58              Chief Executive  February 1997
                                  and Financial
                                  Officer, Secretary
                                  and Director

Thomas A. Schultz  47            Director          October 1997

Robert A.D. Wilson 47            Director          November 1997


        Jay Smith III. Mr. Smith has been a director of the Company since February 1997. In May 1997 and September 1997, Mr. Smith was appointed Chief Executive and Financial Officer and Secretary of the Company, respectively. Founder, owner and President of Smith Engineering, Western Technologies Inc. ("Western") and Adrenalin Entertainment, Mr. Smith has over thirty years' experience in engineering, invention and research and development in the electronic toy and game industry and mechanical and electronic consumer products. Former affiliations include being a founding partner of California R&D Center, Vice President of Engineering of
Innova, Inc., a toy and doll designer for Mattel Toys, and a member of the Space Program Technical staff at TRW, Inc. Mr. Smith holds a B.S. Degree in Engineering Mechanics from Virginia Institute of Technology and an M.S. Degree in Applied Mechanics with
California
Institute of Technology.

     Thomas A. Schultz. Mr. Schultz became a director in October 1997. Mr. Schultz, a consultant to the Company, has been the President and Chief Executive Officer of Vista Technologies, Inc., a public surgical center since February 1996. Mr. Schultz was a founder and the Chairman/Chief Executive Officer of Crystallume Inc., a public company, from February 1986 to January 1996. Mr. Schultz received his M.B.A. with distinction from Harvard Business
School and his B.E.S. (summa cum laude) from Johns Hopkins
University.

        Robert A.D. Wilson. Mr. Wilson became a director of the Company in November 1997. Mr. Wilson has been Chairman and majority owner of Sound Technology PLC, an electronics distribution company in the United Kingdom, since 1978. In addition, Mr. Wilson serves as Vice Chairman of Alesis Studio Electronics, Inc., an international manufacturing and marketing company for studio electronics located in California. Currently, Mr. Wilson is a director of Business Link, a U.K. Government sponsored initiative to new and emerging industries, and is Chairman of the British Music Fairs Ltd., as well as past President of the Music Industries
Association.

        Mr. Smith may be deemed to be a promoter of the Company as such term is defined in the rules and regulations promulgated under the Securities Act.

     Directors serve until the next annual meeting of stockholders and until their respective successors are elected and qualify.

        During Fiscal 1997, the Board of Directors met on six occasions and acted five times by unanimous written consent.


OTHER EXECUTIVE OFFICERS

                               Position with       Position
Name                Age        the Company         Held Since

Michael Cartabiano  46         Vice President      February 1998


        Michael Cartabiano.  Mike Cartabiano's association with the
Company began in 1994.   In February 1997, Mr. Cartabiano became
the President of R&D for the Company's Toy and Game Group. In February 1998, Mr. Cartabiano was elected as a Vice President of the Company. Mr. Cartabiano has over 23 years of experience in the consumer products industry having previously held the position of Vice President of Design for Mattel Toys in El Segundo,
California
from 1987 to 1993. Mr. Cartabiano has also held R&D management positions at Tonka Toys in Minnetonka, Minnesota; Milton Bradley Games in East Longmeadow, Massachusetts; and at Hasbro Products in
Pawtucket, Rhode Island. Mr. Cartabiano earned his B.S. degree from the University of Bridgeport in Connecticut in 1973.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934.

     During Fiscal 1997, the Company believes all of its officers and directors timely filed all required reports under Section
16(a)
of the Securities Exchange Act of 1934.


EXECUTIVE COMPENSATION

     The following table sets forth information relating to the cash compensation received during the Company's last three fiscal years by certain of the Company's present and former executive officers:


SUMMARY COMPENSATION TABLE

Name and                              Annual Com-      Other Annual
Principal           Fiscal            pensation        Compensation/
Position            Year              Salary ($)       Bonus ($)


Jay Smith III,         1997             57,775(1)  69,928(2)
Chief Executive &
Financial Officer &
Secretary

Catherine Winchester,  1997             150,000    25,000
Former Chief Executive 1996             92,639     25,000
Officer                1995             49,452     31,359(3)
    __________________

 (1)  Reflects salary from February 1997 to June 30, 1997.
 (2) Reflects amount earned pursuant to a license agreement entered into in January 1997 between Western and Mr. Smith
      (See "Certain Transactions").

 (3)  Includes $6,359 as the value of 10,003 shares of Common
Stock
      distributed as a bonus during the Company's 1995 fiscal year.


Employment, Consulting and Settlement Agreements

    Mr. Smith entered into a three-year employment agreement (the "Smith Employment Agreement") with the Company, effective on December 16, 1997. The Smith Employment Agreement provides that he will serve as President and Chief Executive Officer of the Company and receive for his services a base salary of $150,000 per year. The Smith Employment Agreement provides that Mr. Smith will devote all of his business time, attention and energy to the Company and be subject to a one-year covenant not to directly compete with the
Company after his relationship with the Company ends. Pursuant to the Smith Employment Agreement, Mr. Smith is also entitled to bonuses. Mr. Smith is also entitled to participate in all group health and insurance programs and other fringe benefit or retirement plans available to executive and other employees of the
Company.

    The Smith Employment Agreement automatically terminates upon Mr. Smith s death, permanent disability or involuntary termination for cause. If Mr. Smith is terminated without cause (which is deemed to include Mr. Smith s resignation after the Company: (a) reduces his monthly base compensation by more than 25% other than as a result of a decrease in the compensation of all executive officers of the Company based upon the Company s financial performance;
(b)
significantly changes Mr. Smith s duties, responsibilities, authority, powers or functions; (c) requires Mr. Smith to relocate to an office more than 25 miles from the Company s current executive offices; or (d) fails to perform any of its material obligations to Mr. Smith), the Company will be obligated to: (i) pay Mr. Smith a lump-sum payment equal to $150,000; (ii) continue to provide Mr. Smith s other employment benefits at the Company s cost for 12 months; (iii) enter into a post-termination consulting agreement with Mr. Smith pursuant to which Mr. Smith will be required to provide no more than 10 hours of consulting services per week to the Company and will be entitled to receive the sum of
$150 for each hour actually worked; and (iv) grant Mr. Smith a 120-
day exclusive option to purchase all of the stock of Western, a wholly-owned subsidiary of the Company, for Western s then net book value on the Company s books and records.

    The Smith Employment Agreement also awards Mr. Smith options to purchase up to 700,000 shares of Common Stock of the company at an exercise price equal to $.62 per share. Such options have a 10-year term and become exercisable at the rate of 58,333 shares at the end of each calendar quarter of Mr. Smith s employment thereunder from and after December 16, 1997.

    Ms. Winchester entered into a settlement agreement (the "Winchester Settlement Agreement") with the Company, effective on June 30, 1997. The Winchester Settlement Agreement provides for the cancellation of Ms. Winchester's employment agreement, dated November 7, 1995, with the Company and the cancellation of her stock option agreement, dated January 20, 1997, with the Company to purchase 200,000 shares of the Company's Common Stock. Pursuant to the Winchester Settlement Agreement, the Company agreed to retain Ms. Winchester as a consultant for a period of one year and agreed to issue 50,000 shares of Common Stock to Ms. Winchester in consideration thereof. The Winchester Settlement Agreement also provide for the mutual general releases of the Company and Ms. Winchester.

    Ms. Winchester entered into a consulting agreement (the "Winchester Consulting Agreement") with the Company, effective on July 1, 1997. The Winchester Consulting Agreement provides that Ms. Winchester shall make herself available for up to 20 hours per month for a period of one year and shall be paid a fee of $5,000
per month.   Pursuant to the Winchester Consulting Agreement, Ms.
Winchester is also obligated not to disclose any confidential information of the Company, not to acquire as her own any program, discovery, process or invention she makes or develops during her engagement by the Company, and not to compete with the Company for a period of six months following the termination of her consultancy with the Company.


STOCK OPTION PLANS

 The Company currently has two stock option plans.  The 1995
Stock
Option Plan was adopted by the Company's Board of Directors and stockholders in September 1994 (the "1995 Plan"). The 1995 Plan was amended in September 1995 to increase the number of shares for which options could be granted to 360,000. The Company's stockholders approved the 1995 Plan, as amended, on September 13, 1995. The 1996 Stock Option Plan was adopted by the Board of Directors on July 25, 1996 and was approved by the shareholders of the Company on February 18, 1997 (the "1996 Plan") (the 1995 Plan and the 1996 Plan are collectively referred to as the "Plans"). The 1996 Plan permits the Company to grant options to purchase up to an aggregate of 360,000 shares of Common Stock. No options may be issued under the 1995 Plan and the 1996 Plan after April 1,
2004
and July 25, 2006, respectively. The Plans provide that options may be granted to employees, consultants or directors. Options granted under the Plans may be incentive or non-qualified options, or both, as such terms are defined in the Internal Revenue Code of
1986, as amended. The Plans are administered by the Board, which has the authority to determine the person to whom options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised and for the most part, the terms and provisions of the options. The exercise price of options granted under the Plans may not be less than the fair market value of the shares of Common Stock on the date of grant (110% of the fair market value if granted to a person owning in excess of 10% of the Company's Common
Stock).

 On May 20, 1997, the Board adopted an Option Exchange Program pursuant to which certain employees and consultants were given the one-time option to amend their options so that, as amended, the revised options would be for 90% of the previous number of shares covered by the options, exercisable at $.625 per share, the market price on the date the Option Exchange Program was approved. Mr. Smith was given the right and did participate in the Option Exchange Program.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL
              YEAR AND FISCAL YEAR-END (FYE) OPTION VALUES
                                        Number of
                                       Securities
                                       Underlying    Value of Unexercised
                                       Unexercised
                                       Options        In-the-Money

                Shares                  At FYE         Options At FYE
                Acquired     Value      Exercisable/   ($)Exercisable/
Name            On Exercise  Realized   Unexercisable  Unexercisable (1)

Jay Smith, III      -        -          10,000/22,500      150/338

Michael Cartabiano  -        -          0/18,000           0/270


(1) Represents fair market value of Common Stock at June 30, 1997 of $.64 as reported by the NASDAQ Smallcap Market less the exercise price.




COMPENSATION OF DIRECTORS

     Directors are no longer compensated for the time spent on Company matters including attendance at directors' and other meetings. During Fiscal 1997, Mr. Melnick and Mr. Kalin, both former directors, each received $6,000. In addition, Kalin & Banner, a law firm in which Mr. Kalin is a partner, received approximately $125,000 in fees and reimbursement of expenses during
Fiscal 1997.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 2, 1998 the
number
of shares of Common Stock held of record or beneficially: (i) by each person who held of record, or was known by the Company to own
beneficially, more than 5% of the outstanding shares of the
Common
Stock; (ii) by each current director; and (iii) by all current officers and directors as a group:
                                                Percent of
Names and Address            Number of          Outstanding Shares
of Beneficial Owner          Shares Owned (1)     of Common Stock

Jay Smith III
5301 Beethoven St.
Los Angeles, CA 90066        863,628(2)         12.6%

Catherine Winchester
258 Broadway, # 6A
New York, N.Y. 10007         587,878(3)         8.6%

Richard S. Kalin
P.O. Box 462
Bridgehampton, N.Y. 11932    470,999(4)         6.9%

Thomas A. Schultz
480 Cowper Street
Palo Alto, CA 94301          -0-                -0-%

Robert A.D. Wilson
Letchworth Point
Dunhams Lane
Lechworth, Hertfordshire
SG6 IND England              117,532            1.7%

All current officers and
directors as a
group (four persons)         990,160(2)         14.4%
__________________________

(1)  All shares owned directly unless otherwise noted.

(2)  Mr. Smith's shares are owned by the Jay and Susan Smith
Trust.
Includes options granted under the plans to purchase 14,500
shares
of Common Stock at an exercise price of $.625 per share granted under the plans and options to purchase 116,666 shares of Common Stock at an exercise price of $.67 granted pursuant to the Smith Employment Agreement. Does not include options to purchase 18,000 shares of Common Stock at an exercise price of $.625 per share which are not presently exercisable or options granted pursuant to the Smith Employment Agreement to purchase 583,334 shares of Common
Stock at an exercise price of $.67 per share which are not presently exercisable (See Executive Compensation Employment, Consulting and Settlement Agreements ).

(3)  Includes 166,732 shares of Common Stock owned by Mr. Simon
Winchester, Ms. Winchester's husband.

   (4) Includes 84,199 shares of Common Stock owned by Ms. Noelle Makenzie, Mr. Kalin's wife, and 25,836 shares of Common Stock owned by Mr. Kalin's minor child. Also includes options to purchase
40,000 shares of Common Stock at an exercise price of $5.00 per share.


CERTAIN TRANSACTIONS

     In January 1997, a license agreement was entered into between
Western and Mr. Smith (the "License Agreement") in which Mr. Smith granted to Western the exclusive right to use and market certain patents and license agreements owned by Mr. Smith. The License Agreement provides that 75% of the revenues from such patents and licenses will be retained by Western and 25% will be retained by Mr. Smith until Mr. Smith receives an aggregate revenue from such patents and licenses of $2,000,000, at which time no further revenue will inure to Mr. Smith. During Fiscal 1997, Mr. Smith earned $ 69,928 pursuant to the License Agreement.

2.    APPROVAL TO CHANGE COMPANY'S
NAME TO ADRENALIN INTERACTIVE, INC.

     THE BOARD OF DIRECTORS IS RECOMMENDING APPROVAL TO CHANGE
THE COMPANY'S NAME TO "ADRENALIN INTERACTIVE, INC."

     On June 3, 1997, the Board of Directors of the Company approved a resolution authorizing the Company to change its name to
"Adrenalin Interactive, Inc."

     The reason the Company desires to amend its name is to better reflect its new image as a developer and licensor of video games, interactive multimedia software, entertainment titles on CD-ROM and interactive television programming. The general effect of such amendment would be to broaden the image of the Company in the market place to reflect its broader base of products.

     Section 242 of the Delaware General Corporation Law requires this amendment to the Company's Certificate of Incorporation be approved by a majority of the Company's outstanding shares of stock entitled to vote at the Meeting.

3.   AMENDMENT TO INCREASE COMMON STOCK TO 20,000,000
SHARES AND TO EFFECT A 3-FOR-1 REVERSE STOCK SPLIT

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF
COMMON
STOCK TO 20,000,000 SHARES AND EFFECTING A 3-FOR-1 REVERSE STOCK
SPLIT.

     On June 3, 1997, the Board of Directors approved and recommended that the shareholders of the Company approve an amendment to the Company's Certificate of Incorporation providing for the increase in the number of authorized shares of Common Stock which the Company shall have authority to issue from 10,000,000 shares to 20,000,000 shares.

        On March 15, 1998, the Board of Directors approved and recommended that the shareholders of the Company further approve an amendment to the Company's Certificate of Incorporation providing for a 3-for-1 reverse stock split in respect of the Company's issued and outstanding shares of Common Stock.

        The Company is presently authorized to issue a maximum of 10,000,000 shares of Common Stock. As of April 2, 1998, 6,864,589 shares of Common Stock were issued. The Company also has obligations to set aside approximately 4,000,000 shares of Common Stock for the exercise of outstanding warrants, options and other written and verbal contractual commitments.

        As a result of the above actions by the Board of Directors, the Company is proposing to amend subsection (a) of Article
Fourth
of the Company's Certificate of Incorporation so that, as amended, subsection (a) of Article Fourth reads as follows:

        "(a) The maximum number of shares which the corporation shall have authority to issue is Twenty Million One Hundred
Thousand
     (20,100,000), of which Twenty Million (20,000,000) shares shall be Common Stock having a par value of $.005 per share ("Common Stock") and One Hundred Thousand (100,000) shares shall be preferred stock, having a par value of $.01 per share. Upon the amendment of this Article Fourth to read as hereinabove set forth, each outstanding share of Common
Stock
     having a par value of $0.001 per share shall be automatically converted into one-third (1/3) of a share of Common Stock having a par value of $0.003 per share. No fractional shares
     shall be issued as a result of the above-referenced reverse stock split and the corporation shall pay cash for fractions of a share resulting from the above-referenced reverse stock split based upon the closing price of this corporation's Common Stock on the date that such reverse stock split is effected."

     In order for the shareholders of the Company to authorize adoption of the aforementioned amendment, a majority of the shares of outstanding Common Stock must vote in favor of this proposal.

        The Company believes that the increase in the authorized number of shares of Common Stock to 20,000,000 shares will allow the Company greater flexibility in the future if it is presented with an opportunity to raise additional capital.

        The Company is exploring various financial options. It is likely that it will be crucial to issue shares of Common Stock in connection with any financing arrangements the Company may enter into to fund the Company's operations.

        Other than upon exercise of presently outstanding options or warrants, the Company has no present plans, and is not engaged in negotiations, to issue any substantial number of additional shares
of Common Stock or Preferred Stock.   If shares of Common Stock
or
Preferred Stock are issued in the future, the Company is not required and presently does not intend to solicit the shareholders of the Company for authorization. In the event any of these shares are issued, the general effect thereof upon the rights of existing holders of Common Stock would be to decrease the earnings and book value per share of Common Stock, unless the Company's earnings and book value increased sufficiently to offset the effect of these additional outstanding shares of Common Stock or Preferred Stock.

        The Company's principal reason for the 3-for-1 reverse stock split is to raise the price of the Company's Common Stock in the NASDAQ Smallcap Market so that the Company's Common Stock is in compliance with the minimum bid price requirements of NASD Marketplace Rule 4310(c)(04) which became effective on February
23,
1998.

4.  OTHER MATTERS

     The Board of Directors has no knowledge of any other matters, which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named, as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Board of Directors has selected Drucker, Math & Whitman, independent certified public accountants; auditors of its financial statements for its fiscal year ended June 30, 1997, as the auditors of the financial statements of the Company for its current fiscal year ending June 30, 1998. A member of such firm is not expected to attend the Meeting.

SHAREHOLDERS' PROPOSALS

        Any shareholder of the Company who wishes to present a proposal to be considered at the next annual meeting of shareholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company at 5301 Beethoven Street, Los Angeles, California 90066 on or before August 31, 1998.

                              By Order of the Board of Directors.


                              s/Jay Smith III,
                              CEO, CFO & Secretary
   Dated: April 10, 1998

PROXY

WANDERLUST INTERACTIVE, INC.
5301 Beethoven Street,  Los Angeles, California 90066

This Proxy is solicited on behalf of the management of Wanderlust
Interactive, Inc. (the "Company").

   The undersigned, revoking all proxies, hereby appoints Jay Smith III and Thomas A. Schultz, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if present at the 1998
Annual
Meeting of Shareholders of the Company to be held on May 12, 1998, at 10:00 A.M. at the offices of the Company, 5301 Beethoven
Street,
Los Angeles, California, and any adjournments thereof, upon the matters set forth in the Notice of 1998 Annual Meeting.

The undersigned acknowledges receipt of the Notice of 1998 Annual
Meeting, Proxy Statement and the Company's 1997 Annual Report.

1.  ELECTION OF DIRECTORS:
     FOR all nominees listed below (except as          WITHHOLD
Authority to vote for all
     marked to the contrary below)________
nominees
listed below       ________

     (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through such nominee's name in the list below.)

JAY SMITH III,  THOMAS A. SCHULTZ and ROBERT A.D. WILSON

2.  APPROVAL TO CHANGE THE COMPANY'S NAME TO ADRENALIN
INTERACTIVE,
  INC.:
     FOR _________         AGAINST___________      WITHHOLD
__________

   3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 20,000,000 SHARES AND TO CONCURRENTLY EFFECT A 3-FOR-1 REVERSE STOCK SPLIT IN RESPECT OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK:
          FOR _________         AGAINST___________      WITHHOLD
__________

4.  IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY
COME
  BEFORE THE MEETING.
     FOR _________         AGAINST___________      WITHHOLD
__________

PLEASE SIGN BELOW AND RETURN THIS PROXY  PROMPTLY IN THE ENCLOSED
ENVELOPE.

   THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE
COMPANY
and when properly executed will be voted as directed herein.  If no
direction is given, this Proxy will be voted FOR proposals 1, 2,
3
and 4.


_____________________________     ______________________________

(Signature)                   (Signature, if held jointly)

Dated:--------------, 1998

Where stock is registered in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the
United States.